EXHIBIT (15)




     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, DC 20549

     RE:  ECOLAB INC. REGISTRATION ON FORM S-8

     We are aware that our report dated April 18, 1995 on our reviews of interim financial information of Ecolab Inc. for the periods ended March 31, 1995 and 1994, and included in the Company's quarterly reports on Form 10-Q for the quarter ended March 31, 1995 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                        /s/Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.


     Saint Paul, Minnesota
     May 15, 1995